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                                                                     EXHIBIT 2

                        BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST



                             (A Delaware Business Trust)





                                        BYLAWS




                                     May 31, 1996

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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I     NAME OF TRUST, PRINCIPAL OFFICE AND SEAL......................  1

    Section 1.  Principal Office............................................  1
    Section 2.  Delaware Office.............................................  1
    Section 3.  Seal........................................................  1

ARTICLE II    MEETINGS OF TRUSTEES..........................................  1

    Section 1.  Meetings....................................................  1
    Section 2.  Action Without a Meeting....................................  2
    Section 3.  Compensation of Trustees....................................  2

ARTICLE III   COMMITTEES....................................................  2

    Section 1.  Organization................................................  2
    Section 2.  Executive Committee.........................................  2
    Section 3.  Nominating Committee........................................  2
    Section 4.  Audit Committee.............................................  2
    Section 5.  Other Committees............................................  3
    Section 6.  Proceedings and Quorum......................................  3
    Section 7.  Compensation of Committee Members...........................  3

ARTICLE IV    OFFICERS......................................................  3

    Section 1.  General.....................................................  3
    Section 2.  Election, Tenure and Qualifications of
                Officers....................................................  3
    Section 3.  Vacancies and Newly Created Offices.........................  3
    Section 4.  Removal and Resignation.....................................  4
    Section 5.  Chairman....................................................  4
    Section 6.  President...................................................  4
    Section 7.  Vice President..............................................  4
    Section 8.  Treasurer and Assistant Treasurers..........................  4
    Section 9.  Secretary and Assistant Secretaries.........................  5
    Section 10. Subordinate Officers........................................  5
    Section 11. Compensation of Officers....................................  6
    Section 12. Surety Bond.................................................  6

ARTICLE V     MEETINGS OF HOLDERS...........................................  6

    Section 1.  Annual Meetings.............................................  6
    Section 2.  Special Meetings............................................  6
    Section 3.  Notice of Meetings..........................................  6
    Section 4.  Validity of Proxies.........................................  7
    Section 5.  Place of Meeting............................................  8
    Section 6.  Action Without a Meeting....................................  8



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                                                                            Page
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ARTICLE VI    INTERESTS IN THE TRUST........................................  8

    Section 1.  Certificates................................................  8
    Section 2.  Transfer of Interests.......................................  8

ARTICLE VII   CUSTODY OF SECURITIES.........................................  8


    Section 1.  Employment of a Custodian...................................  8
    Section 2.  Termination of Custodian Agreement..........................  9
    Section 3.  Other Arrangements..........................................  9

ARTICLE VIII  FISCAL YEAR AND ACCOUNTANT....................................  9

    Section 1.  Fiscal Year.................................................  9
    Section 2.  Accountant..................................................  9

ARTICLE IX    AMENDMENTS....................................................  9

    Section 1.  General.....................................................  9

ARTICLE X     MISCELLANEOUS................................................. 10

    Section 1.  Inspection of Books......................................... 10
    Section 2.  Severability................................................ 10
    Section 3.  Headings.................................................... 10


                                         (ii)

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                                        BYLAWS

                                          OF

                        BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST

                             (A Delaware Business Trust)



    These Bylaws of Berger/BIAM Worldwide Portfolios Trust (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated May 31, 1996, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein have the same meaning as in the Trust Instrument.


                                      ARTICLE I

                       NAME OF TRUST, PRINCIPAL OFFICE AND SEAL

    SECTION 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located in Denver, Colorado, or such other location as the Trustees may from time to time determine. The Trust may establish and maintain other offices and places of business as the Trustees may from time to time determine.

    SECTION 2. DELAWARE OFFICE. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware and in any case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

    SECTION 3. SEAL. The Trustees may adopt a seal which shall be in such form and have such inscription as the Trustees may from time to time determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document, provided that the failure to affix the seal shall not affect the validity or effectiveness of any document.


                                      ARTICLE II

                                 MEETINGS OF TRUSTEES

    SECTION 1. MEETINGS. Meetings of the Trustees may be held at such places and such times as the Trustees may from time to time determine. Such meetings may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Each

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Trustee shall be given notice of any meeting as provided in Article II,
Section 7, of the Trust Instrument.

    SECTION 2. ACTION WITHOUT A MEETING. Actions may be taken by the Trustees without a meeting or by a telephone meeting, as provided in Article II,
Section 7, of the Trust Instrument.

    SECTION 3. COMPENSATION OF TRUSTEES. Each Trustee may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.


                                     ARTICLE III

                                      COMMITTEES

    SECTION 1. ORGANIZATION. The Trustees may designate one or more committees of the Trustees. The Chairmen of such committees shall be elected by the Trustees. The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees.
All members of such committees shall hold office at the pleasure of the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may delegate to these committees any of its powers, except the power to authorize the sale of Interests, recommend to Holders any action requiring Holders' approval, amend these Bylaws, approve any merger or reorganization, approve or terminate any contract with an investment adviser, transfer agent, custodian or other service provider, or to take any other action required by applicable law to be taken by the Trustees or to be approved by Holders.

    SECTION 2. EXECUTIVE COMMITTEE. The Trustees may elect from their own number an Executive Committee which shall have any or all the powers of the Trustees when the Trustees are not in session.

    SECTION 3. NOMINATING COMMITTEE. The Trustees may elect from their own number a Nominating Committee which shall have the power to select and nominate Trustees who are not Interested Persons, and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees.

    SECTION 4. AUDIT COMMITTEE. The Trustees may elect from their own number an Audit Committee which shall have the power to review and evaluate the audit function, including recommending independent certified public accountants, and shall have such other


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powers and perform such other duties as may be assigned to it from time to time by the Trustees.


    SECTION 5. OTHER COMMITTEES. The Trustees may appoint other committees whose members need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Trustees, but shall not exercise any power which may lawfully be exercised only by the Trustees or a committee thereof.

    SECTION 6. PROCEEDINGS AND QUORUM. In the absence of an appropriate resolution of the Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members present at the meeting, whether or not they constitute a quorum, may appoint a member of the Trustees to act in the place of such absent member.

    SECTION 7. COMPENSATION OF COMMITTEE MEMBERS. Each committee member may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.


                                      ARTICLE IV

                                       OFFICERS


    SECTION 1. GENERAL. The officers of the Trust shall be a President, a Treasurer, a Secretary, and may include a Chairman of the Trustees, one or more Vice Presidents, Assistant Treasurers or Assistant Secretaries, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a Holder of the Trust.

    SECTION 2. ELECTION, TENURE AND QUALIFICATIONS OF OFFICERS. The officers of the Trust, except those appointed as provided in Section 9 of this Article, shall be elected by the Trustees. Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier resignation. Any person may hold one or more offices of the Trust except that no one person may serve concurrently as both President and Secretary. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. No officer need be a Trustee.

    SECTION 3. VACANCIES AND NEWLY CREATED OFFICES. Whenever a vacancy shall occur in any office, regardless of the reason for such vacancy, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees or, in the case of any office created pursuant to

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Section 9 of this Article, by any officer upon whom such power shall have been conferred by the Trustees.

    SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed from office at any time, with or without cause, by the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 10 of this Article may be removed, with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees. Any officer may resign from office at any time by delivering a written resignation to the Trustees, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

    SECTION 5. CHAIRMAN. The Chairman of the Trustees, if such an officer is elected by the Trustees, shall preside at all meetings of the Trustees and at all meetings of the Holders, and shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Trustees or prescribed by these Bylaws.

    SECTION 6. PRESIDENT. The President shall be the chief executive officer of the Trust. The President must be a Trustee. Subject to the direction of the Trustees, the President shall have general charge of the business affairs, policies and property of the Trust and general supervision over its officers, employees and agents. In the absence of the Chairman of the Trustees or if no Chairman of the Trustees has been elected, the President shall preside at all Holders' meetings and at all meetings of the Trustees and shall in general exercise the powers and perform the duties of the Chairman of the Trustees. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series or Class thereof. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust. The President shall exercise such other powers and perform such other duties as the Trustees may from time to time assign to the President.

    SECTION 7. VICE PRESIDENT. The Trustees may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as may from time to time be assigned to them by the Trustees or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the first appointed of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

    SECTION 8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the principal financial and accounting officer


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of the Trust and shall have general charge of the finances and books of the
Trust. The Treasurer shall deliver all funds and securities of the Trust to such company as the Trustees shall retain as custodian in accordance with the Trust Instrument, these Bylaws, and applicable law. The Treasurer shall make annual reports regarding the business and financial condition of the Trust as soon as possible after the close of the Trust's fiscal year. The Treasurer also shall furnish such other reports concerning the business and financial condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may from time to time designate.

    Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

    SECTION 9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all votes and proceedings of the meetings of Trustees and Holders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving of all notices of the Trust. The Secretary shall have custody of any seal of the Trust. The Secretary shall be responsible for the records of the Trust, including the Interest register and such other books and papers as the Trustees may direct and such books, reports, certificates and other documents required by law. All of such records and documents shall at all reasonable times be kept open by the Secretary for inspection by any Trustee for any proper Trust purpose. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may from time to time designate.

    Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

    SECTION 10. SUBORDINATE OFFICERS. The Trustees may appoint from time to time such other officers and agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees may delegate from time to time to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this Section 9 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.


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    SECTION 11.  COMPENSATION OF OFFICERS.  Each officer may receive such compensation from the Trust for services and reimbursement for expenses as may be fixed from time to time by the Trustees.

    SECTION 12. SURETY BOND. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.


                                      ARTICLE V

                                 MEETINGS OF HOLDERS

    SECTION 1. ANNUAL MEETINGS. There shall be no annual Holders' meetings except as required by law or as hereinafter provided.

    SECTION 2. SPECIAL MEETINGS. Special meetings of Holders of the Trust or of any Series shall be called by the President, Vice President or Secretary whenever ordered by the Trustees, and shall be held at such time and place as may be stated in the notice of the meeting.

    Special meetings of the Holders of the Trust or of any Series shall be called by the Secretary upon the written request of Holders owning at least twenty-five percent (25%) of the Outstanding Interests entitled to vote at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Holders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Holders.

    If the Secretary fails for more than thirty days to call a special meeting, the Trustees or the Holders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. If the meeting is a meeting of Holders of any Series, but not a meeting of all Holders of the Trust, then only a special meeting of Holders of such Series need be called and, in such case, only Holders of such Series shall be entitled to notice of and to vote at such meeting.

    SECTION 3. NOTICE OF MEETINGS. Except as provided in Section 2 of this Article, the Secretary shall cause written notice of the place, date and time, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice


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shall be given as determined by the Trustees at least ten (10) and not more than sixty (60) days before the date of the meeting. The written notice of any meeting may be delivered or mailed, postage prepaid, to each Holder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Holder at his or her address as it appears on the records of the Trust. Notice of any Holders' meeting need not be given to any Holder if a written waiver of notice, executed before, at or after such meeting, is filed with the record of such meeting, or to any Holder who is present at such meeting in person or by proxy unless the Holder is present solely for the purpose of objecting to the call of the meeting. Notice of adjournment of a Holders' meeting to another time or place need not be given, if such time and place are announced at the meeting at which the adjournment is taken and the adjourned meeting is held within a reasonable time after the date set for the original meeting. At the adjourned meeting the Trust may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to Holders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Holders shall not invalidate any action otherwise properly taken at any such meeting.

    SECTION 4. VALIDITY OF PROXIES. Subject to the provisions of the Trust Instrument, Holders entitled to vote may vote either in person or by proxy, provided that either (1) a written instrument authorizing such proxy to act has been signed and dated by the Holder or by his or her duly authorized attorney, or (2) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Holders of the Trust or of any Series, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Interests may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid if executed more than eleven months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Interests held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Holder to vote at any adjournment of a Holders meeting. At every meeting of Holders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting. Subject to the provisions of the Trust Instrument or these Bylaws, all matters concerning the giving, voting or validity of proxies shall be governed by the General


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Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders were shareholders of a Delaware corporation.


    SECTION 5. PLACE OF MEETING. All special meetings of Holders shall be held at the principal place of business of the Trust or at such other place as the Trustees may from time to time designate.

    SECTION 6. ACTION WITHOUT A MEETING. Any action to be taken by Holders may be taken without a meeting if a majority (or such other amount as may be required by law) of the Outstanding Interests entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of the Holders' meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Holders held at the principal place of business of the Trust. If the unanimous written consent of all Holders entitled to vote shall not have been received, the Secretary shall give prompt notice of the action approved by the Holders without a meeting.


                                      ARTICLE VI

                                INTERESTS IN THE TRUST

    SECTION 1. CERTIFICATES. No certificates certifying the ownership of Interests shall be issued. In lieu of issuing certificates of Interests, the Trustees or the transfer agent or Holder servicing agent may either issue receipts or may keep accounts upon the books of the Trust for record holders of such Interests. In either case, the record holders shall be deemed, for all purposes, to be holders of certificates for such Interests as if they accepted such certificates and shall be held to have expressly consented to the terms thereof.

    SECTION 2. NON-TRANSFERABILITY OF INTERESTS. Interests in the Trust shall not be transferable unless the prospective transferor obtains the prior unanimous consent of the Holders to the transfer. The Trust shall be entitled to treat the holder of record of any Interest or Interests as the absolute owner for all purposes, and shall not be bound to recognize any legal, equitable or other claim or interest in such Interest or Interests on the part of any other person except as otherwise expressly provided by law.


                                     ARTICLE VII

                                CUSTODY OF SECURITIES

    SECTION 1. EMPLOYMENT OF A CUSTODIAN. The Trust shall at all times place and maintain all funds, securities and similar


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investments of the Trust and of each Series in the custody of a Custodian, including any sub-custodian for the Custodian (the "Custodian"). The Custodian shall be one or more banks or trust companies of good standing having an aggregate capital surplus, and undivided profits of not less than two million dollars ($2,000,000), or such other financial institutions or other entities as shall be permitted by rule or order of the Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Trustees, who shall determine its remuneration.

    SECTION 2. TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Trustees shall promptly call a special meeting of the Holders to determine whether the Trust shall function without a Custodian or shall be liquidated. If so directed by resolution of the Trustees or by vote of a majority of Outstanding Interests of the Trust, the Custodian shall deliver and pay over all property of the Trust or any Series held by it as specified in such vote.

    SECTION 3. OTHER ARRANGEMENTS. The Trust may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.


                                     ARTICLE VIII

                              FISCAL YEAR AND ACCOUNTANT

    SECTION 1. FISCAL YEAR. The fiscal year of the Trust shall be as determined by the Trustees.

    SECTION 2. ACCOUNTANT. The Trust shall employ independent certified public accountants as its accountant ("Accountant") to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust. The Accountant's certificates and reports shall be addressed both to the Trustees and to the Holders.


                                      ARTICLE IX

                                      AMENDMENTS

    SECTION 1. GENERAL. All Bylaws of the Trust shall be subject to amendment, alteration or repeal, and new Bylaws may be made by the affirmative vote of a majority of either: (1) the Outstanding Interests of the Trust entitled to vote at any meeting; or (2) the Trustees at any meeting.


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                                      ARTICLE X

                                    MISCELLANEOUS

    SECTION 1. INSPECTION OF BOOKS. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions the accounts and books of the Trust or any Series shall be open to the inspection of Holders. No Holder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

    SECTION 2.  SEVERABILITY.  The provisions of these Bylaws are severable.
If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the Investment Company Act of 1940, the Delaware Act or with other applicable laws and regulations the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

    SECTION 3. HEADINGS. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.


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